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                                                                     EXHIBIT 28M


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-Y
                                March 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and
Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as
Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y
Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the March 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.   Information Regarding the Current Distribution (Stated on the Basis of
$1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class
          A Adjusted Certificateholders on the Payment
          Date per $1,000 interest.                                       $4.902

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Class A Adjusted Certificates, per $1,000
          interest                                                        $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Class A Adjusted Certificates, per $1,000
          interest                                                        $4.902

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Investor
          Certificates of all Series                             $433,947,144.11

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date
          which were allocated in respect of the Series
          1999-Y Certificates                                    $ 12,033,586.81

     c.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date
          which were allocated in respect of the Class
          A Certificates                                         $ 10,529,388.45

     d.   The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Class A Adjusted
          Certificates, per $1,000 interest                              $19.144

     e.   The amount of Excess Spread for the Due
          Period with respect to the current
          Distribution Date                                        $4,956,947.85

     f.   The amount of Reallocated Principal
          Collections for the Due Period with respect
          to the current Distribution Date allocated in
          respect of the Class A Certificates                              $0.00

     g.   The amount of Excess Finance Charge
          Collections allocated in respect of the
          Series 1999-Y Certificates, if any                               $0.00
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                                                                   Series 1999-Y

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
h.   The amount of Excess Principal Collections allocated in respect of the
     Series 1999-Y Certificates, if any                                                              $0.00

2.   Receivables in Trust
-------------------------

a.   Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the
     Investor Certificates of all Series)                                               $15,082,776,446.45

b.   The amount of Principal Receivables in the Trust represented by the
     Series 1999-Y Certificates (the "Adjusted Invested Amount") for the
     Due Period with respect to the current Distribution Date                              $628,571,429.00

c.   The amount of Principal Receivables in the Trust represented by the
     Class A Certificates (the "Class A Adjusted Invested Amount") for the
     Due Period with respect to the current Distribution Date                              $550,000,000.00

d.   The Invested Amount for the Due Period with respect to the current
     Distribution Date                                                                     $628,571,429.00

e.   The Class A Invested Amount for the Due Period with respect to the
     current Distribution Date                                                             $550,000,000.00

f.   The Invested Percentage with respect to Finance Charge Receivables
     (including Interchange) and Defaulted Receivables for the Series 1999-
     Y Certificates for the Due Period with respect to the current
     Distribution Date                                                                               4.167%

g.   The Invested Percentage with respect to Principal Receivables for the
     Series 1999-Y Certificates for the Due Period with respect to the
     current Distribution Date                                                                       4.167%

h.   The Class A Floating Percentage for the Due Period with respect to the
     current Distribution Date                                                                      87.500%

i.   The Class A Principal Percentage for the Due Period with respect to
     the current Distribution Date                                                                  87.500%

j.   The Collateral Floating Percentage for the Due Period with respect to
     the current Distribution Date                                                                  12.500%

k.   The Collateral Principal Percentage for the Due Period with respect to
     the current Distribution Date                                                                  12.500%

3.   Delinquent Balances
------------------------

     The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for
     the current Distribution Date                                                         $800,220,929.59

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     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the "Investor
          Default Amount")

          1.  Investor Default Amount                              $4,856,792.60
          2.  Recoveries                                              $95,594.58
          3.  Net Default Receivables                              $4,761,198.02

     b.   The Class A Investor Default Amount

          1.  Investor Default Amount                              $4,249,693.52
          2.  Recoveries                                              $83,645.26
          3.  Net Default Receivables                              $4,166,048.26

     c.  The Collateral Investor Default Amount

          1.  Investor Default Amount                                $607,099.08
          2.  Recoveries                                              $11,949.32
          3.  Net Default Receivables                                $595,149.76

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Adjusted Investor
          Charge-Offs per $1,000 interest after
          reimbursement of any such Class A Adjusted
          Investor Charge-Offs for the Due Period with
          respect to the current Distribution Date                         $0.00

     b.   The amount attributable to Class A Adjusted
          Investor Charge-Offs, if any, by which the
          principal balance of the Class A Adjusted
          Certificates exceeds the Class A Adjusted
          Invested Amount as of the end of the day on
          the Record Date with respect to the current
          Distribution Date                                                $0.00

     c.   The amount of the Collateral Charge-Offs,if
          any, for the Due Period with respect to the
          current Distribution Date                                        $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee
          payable from available funds by the Trust to
          the Servicer with respect to the current
          Distribution Date                                          $130,952.38

     b.   The amount of the Interchange Monthly
          Servicing Fee payable to the Servicer with
          respect to the current Distribution Date                   $654,761.91

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current
          Distribution Date (the "Withdrawal Amount")                      $0.00

     b.   The amount available to be withdrawn from the
          Cash Collateral Account as of the end of the
          day on the current Distribution Date, after
          giving effect to all withdrawals, deposits
          and payments to be made on such Distribution
          Date (the "Available Cash Collateral Amount"
          for the next Distribution Date)                          $6,285,715.00
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     c.   The amount as computed in 7.b as a percentage
          of the Class A Adjusted Invested Amount after
          giving effect to all reductions thereof on
          the current Distribution Date                                   1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.   The Collateral Invested Amount for the
          current Distribution Date                              $78,571,429.00

     b.   The Collateral Invested Amount after giving
          effect to all withdrawals, deposits, and
          payments on the current Distribution Date              $78,571,429.00

     9.   Total Enhancement
     ----------------------

     a.   The total Enhancement for the current
          Distribution Date                                      $84,857,144.00

     b.   The total Enhancement after giving effect to
          all withdrawals, deposits and payments on the
          current Distribution Date                              $84,857,144.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio
          of the Class A Adjusted Invested Amount on
          the last day of the month ending on the
          Record Date adjusted for Class A Adjusted
          Investor Charge-Offs set forth in B.5.a above
          and for the distributions of principal set
          forth in A.2 above to the Class A Adjusted
          Initial Invested Amount). The amount of a
          Class A Adjusted Certificateholder's pro rata
          share of the Class A Adjusted Invested Amount
          can be determined by multiplying the original
          denomination of the holder's Class A Adjusted
          Certificate by the Pool Factor                           100.00000000%


D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds
          deposited in the Collection Account for the
          current Distribution Date to be treated as
          Class A Available Funds                                         $0.00

     2.   The Excess Principal Funding Investment
          Proceeds for the current Distribution Date                      $0.00

     3.   The Principal Funding Account Balance as of
          the end of the day on the current
          Distribution Date                                               $0.00

     4.   The Deficit Controlled Accumulation Amount
          for the preceding Due Period                                    $0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current
          Distribution Date                                               $0.00

     2.   The amount on deposit in the Reserve Account
          as of the end of the day on the current
          Distribution Date (the "Available Reserve
          Account Amount" for the next Distribution
          Date)                                                           $0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                             First USA Bank, N.A.
                             Servicer



                             By: /s/ Tracie Klein
                                -----------------------
                                     TRACIE KLEIN
                             Title:  FIRST VICE PRESIDENT